EXHIBIT 31.1

RULE 13a-14(a)/15d-14(a) CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

I, Thomas A. Vento, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of Prudential Bancorp, Inc. of Pennsylvania (the "Registrant"); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	July 1, 2011	/s/Thomas A. Vento
Thomas A. Vento
President and Chief Executive Officer